EXHIBIT 10.3

OFFICEMAX INCORPORATED

2005 DEFERRED COMPENSATION PLAN

(Effective January 1, 2005)

OFFICEMAX INCORPORATED

2005 DEFERRED COMPENSATION PLAN

1.                                       Purpose of the Plan.  The purpose of the OfficeMax Incorporated 2005 Deferred Compensation Plan (the “Plan”) is to further the growth and development of OfficeMax Incorporated by providing a select group of senior management and highly compensated employees of the Company and its subsidiaries the opportunity to defer a portion of their cash compensation and thereby encourage their productive efforts on behalf of the Company.  The Plan is also intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation.  The Plan is an unfunded plan.

2.                                       Definitions.

2.1                                 AJCA.  The American Jobs Creation Act of 2004 (Section 409A of the Code), as amended from time to time, and regulations issued thereunder.

2.2                                 Basic Compensation.  For a given Plan Year, Compensation not in excess of the applicable limit prescribed by Section 401(a)(17) of the Code for that Plan Year.

2.3                                 Basic Plan.  The OfficeMax Savings Plan, as in effect from time to time.

2.4                                 Board.  The Board of Directors of OfficeMax Incorporated.

2.5                                 Bonus.  The payout amount (if any) earned by a Participant under an incentive plan of the Company, but only to the extent the award is an annual incentive award payable in cash.

2.6                                 Change in Control.  A Change in Control shall be deemed to have occurred if:

(a)                                  Any Person is or becomes the Beneficial Owner, directly or indirectly, of OfficeMax securities representing 25% or more of either the then outstanding shares of OfficeMax common stock or the combined voting power of OfficeMax’s then outstanding securities; provided, however, if such Person acquires securities directly from OfficeMax, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from OfficeMax, exceed 25% of OfficeMax’s then outstanding shares of common stock or the combined voting power of OfficeMax’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.6(c)(i) shall not be deemed to be a Change in Control; or

(b)                                 The following individuals cease for any reason to constitute at least a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of OfficeMax) whose appointment or election by the Board or nomination for election by OfficeMax’s stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the “Continuing Directors”); or

(c)                                  The consummation of a merger or consolidation of OfficeMax (or any direct or indirect subsidiary of OfficeMax) with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of OfficeMax outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of OfficeMax or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of OfficeMax (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of OfficeMax representing 25% or more of either the then outstanding shares of common stock of OfficeMax or the combined voting power of OfficeMax’s then outstanding securities; provided that securities acquired directly from OfficeMax shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from OfficeMax, exceed 25% of OfficeMax’s then outstanding shares of common stock or the combined voting power of OfficeMax’s then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.6(c)(i) shall not be deemed to be a Change in Control; or

(d)                                 The stockholders of OfficeMax approve a plan of complete liquidation or dissolution of OfficeMax or the consummation of an agreement for the sale or disposition by OfficeMax of all or substantially all of OfficeMax’s assets, other than a sale or disposition by OfficeMax of all or substantially all of OfficeMax’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of OfficeMax immediately prior to such sale.

A transaction described in Section 2.6(c) which is not a Change in Control solely due to the operation of Subsection 2.6(c)(i)(a) will nevertheless constitute a Change in Control if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

For purposes of this Section, “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of this Section, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that “Person” shall not include (i) OfficeMax or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of OfficeMax or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of OfficeMax in substantially the same proportions as their ownership of stock of OfficeMax, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of OfficeMax on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of OfficeMax securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

2.7                                 Code.  The Internal Revenue Code of 1986, as amended from time to time.

2.8                                 Committee.  The Executive Compensation Committee of the Board, or any successor to the Committee.

2.9                                 Company.  OfficeMax and any of its subsidiaries which may be a participating employer under the Basic Plan, together with their successors and assigns, or any other entity, which, with the foregoing’s consent, assumes the Company’s obligations under this Plan.

2.10                           Compensation.  A Participant’s Salary and Bonus.  Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements, cost-of-living allowances, education allowances, premiums on excess group life insurance, or any Company contribution to any defined benefit or defined contribution plan sponsored by the Company; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose.  Compensation shall not include any taxable income realized by, or payments made to, a Participant as a result of the grant or exercise of an option to acquire OfficeMax stock, or compensation resulting from the acquisition, exercise, or vesting of any stock appreciation right, stock bonus, restricted stock, restricted stock units, phantom stock, performance stock, or similar stock-based award under any incentive plan sponsored by the Company, except to the extent the award is payable in cash or the Committee determines that the award shall be included in Compensation for purposes of this Plan.

2.11                           Deferred Account.  The record maintained by the Company for each Participant of the cumulative amount of (a) Compensation deferred pursuant to this Plan, (b) the amount of any Company matching allocation, and (c) imputed interest on those amounts accrued as provided in Section 4.8.

2.12                           Deferred Compensation Agreement.  Collectively, the written agreements between a Participant and the Company in substantially the form set forth in Appendix A, whereby a Participant irrevocably agrees to defer a portion of his or her Salary and/or Bonus (a Deferral Election Agreement) and the Company agrees to make benefit payments in accordance with the Participant’s election and the provisions of the Plan (a Distribution Election Agreement).

2.13                           Deferred Compensation and Benefits Trust.  The irrevocable trust (the “DCB Trust”) established by OfficeMax with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of OfficeMax’s creditors in the event of bankruptcy or insolvency.

2.14                           Key Employee.  A “key employee” as defined under AJCA.

2.15                           OfficeMax.  OfficeMax Incorporated.

2.16                           Participant.  A Key Executive (as defined in Section 4.1) who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

2.17                           Plan Year.  The calendar year beginning January 1, 2005, and each calendar year thereafter during which the Plan is in effect.

2.18                           Rule of 70.  The attainment by a Participant of a number of Years of Service and age which, when added together, equal or exceed 70.

2.19                           Salary.  A Participant’s salary, commission, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan.

2.20                           Termination.  The Participant’s ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or disability, provided that transfer from the Company to a subsidiary or vice versa shall not be deemed a Termination for purposes of this Plan.

2.21                           Year of Service.  A Year of Service as accumulated under the Pension Plan for Salaried Employees or any successor plan.

3.                                       Administration and Interpretation.  The Company, acting through its senior human resources officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan.  This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan.  The Company may also adopt any rules it deems necessary to administer the Plan.  The Company’s responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company’s management.  Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company.  Any Participant may appeal any action or decision of these employees to the Company’s senior human resources officer.  Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 10 and 11.  Any interpretation by the Company’s senior human resources officer shall be given deference and shall be final and binding on the Participants.

4.                                       Participant Deferral and Distribution Elections.

4.1                                 Eligibility.  Eligibility to participate in the Plan is limited to those management and key employees of the Company and its subsidiaries who were eligible to participate in and were contributing to the Company’s 2001 Key Executive Deferred Compensation Plan (the “KEDCP”) as of December 31, 2004 (“Key Executives”).  Eligibility to participate in this Plan for any Plan Year shall not confer the right to participate during any subsequent Plan Year.  If a Key Executive chooses to not defer any compensation under this Plan for any Plan Year, he or she shall not be eligible to participate in the plan in any subsequent Plan Year.

4.2                                 Execution of Agreement.  A Key Executive who wishes to participate in the Plan must execute a Deferred Compensation Agreement prior to January 1, 2005.

4.3                                 Deferral Election.  Subject to the limits described in this paragraph, each Key Executive shall have the opportunity to elect the amount of his or her Compensation to be paid in the Plan year following the date of election, which will be deferred in accordance with this Plan.  The Compensation otherwise paid to a Participant during the Plan Year beginning after the date of the deferral election shall be reduced by the amount elected to be deferred.  Elections to defer Compensation are irrevocable except as otherwise provided in this Plan.  The amount of Compensation to be deferred must be specified in the Deferred Compensation Agreement(s), must be a whole percentage, must be a minimum of 6% of the Participant’s Compensation, and cannot exceed the percentage he or she was deferring under the KEDCP as of

December 31, 2004.  No additional deferrals shall be permitted under this Plan after December 31, 2007.

4.4                                 Change of Deferral Election.

(a)                                  A Participant who wishes to change an election to defer Compensation may do so at any time by notifying the Company’s compensation manager in writing prior to January 1 of the year for which the change in election is to be effective.

(b)                                 A Participant who wishes to change an election to defer Compensation after January 1 of any calendar year for which the change in election is to be effective must submit a written request to the Company’s compensation manager to revoke his or her deferral election.  The request must state why the Participant believes he or she should be permitted to revoke the prior election.  Requests will be reviewed as soon as administratively feasible and, if a change is permitted, the change will be effective for all remaining pay periods following the date of the determination.

4.5                                 Distribution Election.  At the time a Participant first elects to defer Compensation under Section 4.3, he or she shall elect a distribution option for the Compensation so deferred, including gains or losses thereon, as specified in the Deferred Compensation Agreement.  The distribution election shall apply to all amounts attributable to the Participant’s Deferred Account under this Plan.  Elections regarding distribution of Deferred Accounts under this Plan are irrevocable except as otherwise provided in this Plan.

4.6                                 Change of Distribution Election.  Participants are entitled to request, in writing, a one-time change in their distribution election at any time.  The changed distribution election must be one of the distribution options in the original Deferred Compensation Agreement.  The Company must receive the request at least 12 months prior to the requested commencement date and at least 12 months prior to the date benefits were first scheduled to be paid under the original distribution election.  The changed election must defer distribution of the Participant’s Deferred Account for at least 5 years after the original election.  The Company shall approve the request if it meets the requirements of this section.  Requests that do not meet all the requirements of this section shall not be permitted.  Additional requests by a Participant to change his or her distribution election made after a prior request has been approved shall be denied.

4.7                                 Company Matching Contribution.  The Company shall credit to the Participant’s Deferred Account an amount equal to 50% of the Compensation deferred under this Plan, disregarding Compensation in excess of 6% of Basic Compensation less the maximum contribution percentage applicable to Restricted Highly Compensated Employees under the Basic Plan (as determined by the plan administrator for the Basic Plan).

4.8                                 Earnings.  The Company shall maintain a record of each Participant’s Deferred Account balance and allocations.  Each Participant’s Deferred Account shall be adjusted on a monthly basis to reflect imputed interest.  Imputed interest will be credited to a Participant’s account on the last day of each month.  Computation of imputed interest shall be at the Company’s sole discretion.

5.                                       Distributions.

5.1                                 Distributions in General.  The Company shall distribute Participants’ Deferred Accounts as elected by each Participant in the Deferred Compensation Agreement, except as otherwise provided in this Section 5.  If a Participant fails to make a valid distribution election, his or her Deferred Account shall be paid out in a lump sum January 1st of the year after Termination.

5.2                                 Plan Benefits Upon Termination.

5.2.1                        Upon Termination for reasons other than death or disability prior to satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, the imputed interest rate on the Participant’s Deferred Account shall be adjusted, effective as of the date of Termination, to a rate equal to Moody’s.  That rate shall apply prospectively from the date of Termination to all undistributed amounts of the Participant’s Deferred Account.

5.2.2                        Upon Termination for reasons other than disability, after satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, unpaid balances shall continue to be credited with imputed interest based on the year in which the amounts were deferred, as specified in Exhibit A.

5.3                                 Hardship Distribution.  If serious and unanticipated financial hardship occurs, a Participant may request termination of participation in the Plan and a lump-sum distribution of all or a portion of his or her Deferred Account balance.  The Participant shall document, to the Company’s satisfaction, that distribution of his or her account is necessary to satisfy an unanticipated, immediate, and serious financial need, and that the Participant does not have access to other funds, including proceeds of any loans, sufficient to satisfy the need.  Upon receipt of a request under this section, the Company may, in its sole discretion, terminate the Participant’s involvement in the Plan and distribute all or a portion of the Participant’s account balance in a lump sum, to the extent necessary to satisfy the financial need.  The Participant shall sign all documentation requested by the Company relating to the distribution.  Any Participant whose participation in the Plan terminates under this Section shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company for a period of 12 months following the date of the distribution.  Notwithstanding anything to the contrary, hardship distributions will comply with AJCA.

5.4                                 Small Account Distributions.  On the date of Termination, if a Participant’s Deferred Account balance is less than $10,000, the Company shall promptly distribute the entire Deferred Account balance in a lump sum to the Participant, regardless of the Participant’s distribution election, and the Participant shall have no further rights or benefits under this Plan.

5.5                                 Distributions to Key Employees.  Notwithstanding anything in this Plan to the contrary, distributions to Key Employees shall comply with AJCA.

5.6                                 Distributions Following Participant Death.  The Company shall make all payments to the Participant, if living.  If a Participant dies either before benefit payments have commenced under this Plan or after his or her benefits have commenced but before his or her entire Deferred Account has been distributed, the beneficiary designated under Section 6.2 shall receive any benefit payments in accordance with the Deferred Compensation Agreement.  If no designation is in effect when any benefits payable to a beneficiary under this Plan become due, the beneficiary shall be the spouse of the Participant, or, if no spouse is then living, the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator.  If a question arises as to the existence or identity of anyone entitled to receive a benefit payment, or if a dispute arises with respect to any benefit payment, then, notwithstanding the foregoing, the Company, in its sole discretion, may cause the payment to be made to the Participant’s estate without liability for any tax or other consequences that might flow therefrom or may take such other action as the Company deems appropriate.

5.7                                 Distributions in Cash.  All payments under this Plan shall be made in cash.

6.                                       Miscellaneous.

6.1                                 Assignability.  A Participant’s rights and interests under the Plan may not be assigned or transferred except in the event of the Participant’s death, as described in Sections 5.6 and 6.2.

6.2                                 Designation of Beneficiary.  A Participant shall designate a beneficiary by filing a written notice of designation with the Company in such form as the Company may prescribe, and the Participant may change this designation from time to time by filing a new designation.  Each designation will revoke all prior designations by the Participant and will be effective only when filed in writing with the Company during the Participant’s lifetime.

6.3                                 Inability to Locate Participants or Beneficiaries.  Any communication, statement, or notice addressed to a Participant or to a beneficiary at his or her last mailing address as shown on the Company’s records shall be binding on the Participant or beneficiary for all purposes of the Plan.  The Company shall not be obligated to search for any Participant or beneficiary beyond sending a registered letter to the last known address.  If the Company notifies any Participant or beneficiary that he or she is entitled to an amount under the Plan and the Participant or beneficiary fails to claim such amount or make his or her location known to the Company within 3 years thereafter, then, except as otherwise required by law, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for imputed interest in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or beneficiary to whom it was payable.  If a benefit payable to an unlocated Participant or beneficiary is subject to escheat pursuant to applicable state law, the Company shall not be liable to any person for any payment made in accordance with such law.

6.4                                 Taxes.  The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

6.5                                 Form of Communication.  Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company may prescribe.  Such communication shall be effective upon receipt by the Company’s compensation manager at 150 East Pierce Road, Itasca, IL  60143.

6.6                                 Service Providers.  The Company may, in its sole discretion, retain one or more independent entities to provide services to the Company in connection with the operation and administration of the Plan.  Except as may be specifically delegated or assigned to any such entity in writing, the Company shall retain all discretionary authority under this Plan.  No Participant or other person shall be a third party beneficiary with respect to, or have any rights or recourse under, any contractual arrangement between the Company and any such service provider.

7.                                       Amendment and Termination.  The Committee may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not reduce the amount of a Participant’s Deferred Account as of the date of the amendment or termination or adversely affect the Participant’s entitlement to his or her Deferred Account as of that date.

8.                                       Unsecured General Creditor.  Except as provided in Section 9, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company.  The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.  Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

9.                                       Deferred Compensation and Benefits Trust.  Upon the occurrence of a Change in Control or at any time thereafter, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company’s obligations under this Plan in whole or in part (the “Funding Amount”).  Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust.  In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan.  The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits.  The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

10.                                 Claims Procedure.  Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company’s compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company.  The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim.  Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed.  This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period.  If the claim is denied, the Manager shall notify the claimant in writing.  This written notice shall:

•                                          state the specific reasons for the denial,

•                                          refer to the provisions of the Plan on which the determination is based,

•                                          describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,

•                                          explain how the claimant may submit the claim for review and state applicable time limits, and

•                                          state the claimant’s right to bring an action under section 502(a) of ERISA following an adverse determination on review.

11.                                 Claims Review Procedure.  Any Participant, former Participant, or beneficiary of either, who has been denied a benefit claim shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim.  A request for review, together with a written statement of the claimant’s position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 10, and shall be filed with the Company’s compensation manager.  The Manager shall promptly inform the Company’s senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review.  The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant’s request for review.  This 60-day period may be extended an additional 60 days if, in the senior human resources officer’s sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period.  The written decision shall be final and binding on all parties and shall:

•                                          state the facts and specific reasons for the decision,

•                                          refer to the Plan provisions upon which the decision is based,

•                                          state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and

•                                          state the claimant’s right to bring an action under section 502(a) of ERISA.

12.                                 Lawsuits, Jurisdiction, and Venue.  No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 10 and 11.  Any such lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 11, whichever is sooner.  Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Itasca, Illinois.  Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action.  To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

13.                                 Effective Date of Plan.  This Plan shall become effective January 1, 2005.

EXHIBIT A

IMPUTED INTEREST

Deferred Accounts shall be credited, while the Participant is actively employed with the Company, with imputed interest equal to an annualized rate of interest equal to the indicated percentage of Moody’s Composite Average of Yields on Corporate Bonds (“Moody’s”) as determined each month from Moody’s Bond Record (as published by Moody’s Investor’s Service, Inc.) or any successor thereto, or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion.  Moody’s, for purposes of this Plan, shall be based for any given month on such published rate for the immediately preceding calendar month.  Upon Termination, Deferred Accounts allocated to this account shall be credited with either a percent of Moody’s or with Moody’s, as provided in Section 5.2 of the Plan.

Amounts Deferred During	Imputed Interest Rate
2005	Moody’s x 130%
2006	Moody’s x 120%
2007	Moody’s x 110%

APPENDIX A
OfficeMax Incorporated
Form of Deferral Election Agreement

THIS AGREEMENT, dated                                 , 2004, is between OFFICEMAX INCORPORATED (the “Company”) and                                              (referred to as “you,” “I” or the “Executive”).  The Company designates you as a Participant in the Company’s 2005 Deferred Compensation Plan (the “Plan”), which is incorporated into this Agreement.

The elections below will apply to your Salary paid during 2005 and your Bonus earned during 2005 and paid in 2006 ONLY.

Compensation Deferral Election

☐  I do NOT elect to defer any of my Compensation.

☐  I elect to defer         % (minimum 6%, maximum       %) of my cash Compensation.

Bonus Deferral Election

☐  I do NOT elect to defer any additional portion of my Bonus.

☐  I elect to defer an additional          % of my Bonus.  (Note that your Compensation deferral election will automatically apply to any Bonus you receive, and any amount you elect here will be IN ADDITION TO the amount elected under Compensation Deferral Election above.)

The Company believes, but does not guarantee, that a deferral election made in accordance with the terms of the Plan is effective to defer the receipt of taxable income.  You are advised to consult with your attorney or accountant familiar with the federal and state tax laws regarding the tax implications of this Deferred Compensation Agreement and the Plan.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.

OFFICEMAX INCORPORATED	EXECUTIVE

By	By

OfficeMax Incorporated
Form of Distribution Election Agreement

THIS DISTRIBUTION ELECTION AGREEMENT, dated                               , 2004, is between OFFICEMAX INCORPORATED (the “Company”) and                                      (“I” or the “Executive”).

I elect the following form of distribution of my Deferred Account balance:

☐            Lump-sum payment.

☐            Monthly installment payments over a period of                  years (not to exceed 15 years).  Payments will be approximately equal in amount.

☐            Other.  Describe in detail in an attachment.

I elect the following distribution beginning date:

☐            January 1 of the year following Termination of Employment.

☐            The later of age 55 or Termination of Employment.

☐            The later of age 65 or Termination of Employment.

☐            The later of                      (date) (cannot be later than age 65) or Termination of Employment.

If I die before distributions from the Plan begin, the Company will pay my designated beneficiary the Deferred Account balance as:

☐            Lump-sum payment.

☐            Monthly installment payments over a period of               years (not to exceed 15 years).  Payments will be approximately equal in amount.

☐            Other.  Describe in detail below or in an attachment.

If I die after installment payments have begun, the Company will pay my designated beneficiary:

☐            Lump sum of the remaining Deferred Account balance.

☐            The remaining installment payments.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.

OFFICEMAX INCORPORATED	EXECUTIVE

By	By